Exhibit 10.4

STATE OF NORTH CAROLINA
COUNTY OF BUNCOMBE

LEASE AGREEMENT

This LEASE AGREEMENT, made and entered into and effective as of the 8th day of July, 1996, by and between J. C. SWICEGOOD, JR.,
(herein "Lessor") and GENERAL PARCEL SERVICE, INC., (herein
"Lessee").

That Lessor, in consideration of the agreements and covenants hereinafter mentioned and expressed, to be fulfilled and performed by the Lessee, does hereby lease unto Lessee for the term hereinafter specified, certain premises located in the County of Buncombe, State of North Carolina, and which premises are more particularly identified as follows:

The certain area commonly known as Suite A-1 and Suite A-2 and the office appurtenant thereto containing a combined area of 8,455 square feet, more or less, Located on that, property commonly known as 1262 Airport Road, Arden, NC.

Said Premises hereinafter referred to as the "Leased Premises" or "Premises".

Furthermore, as an appurtenance to the Premises, the Lessor expects to enter into a Easement Agreement with R. Dennis Weaver and wife, Shirley W. Weaver as an additional means of access to the Premises. At this time, no easement agreement has been finalized. If and when an easement agreement is finalized, the Lessee agrees to abide by the reasonable terms thereof in the use of the potential alternate means of access.

TO HAVE AND TO HOLD said Leased Premises unto Lessee, upon the following term and conditions:

Term:

(a)	The term of this Lease shall be for a period of two (2)
years. and twenty-four (24) days and shall be deemed to have commenced on the 8th day of July, 1996. The term of this Lease shall end at midnight on the 31st day of July, 1998.

(b)	Provided Lessee is not then in default hereunder and if this
Lease shall be in force and effect on the date for expiration of the original term and the Lessee shall on that date have fully complied with all notice provisions and all the other terms and conditions contained herein, then Lessee shall have the option to renew this Lease for one (1) additional one (1) year term
(herein "Renewal Term") beginning with the expiration of said original term or renewal term. If Lessee elects to exercise such option to renew, then Lessee shall provide to Lessor written notice of Lessee's intent to renew this Lease at least
120 days prior to the expiration of the original term. The terms of the Lease during each Renewal Term shall remain unchanged except as hereinafter provided for rental. The rent during any Renewal Term shall be determined according to rental provided in Paragraph 2, Rental Adjustments and Renewal Rent, subparagraph (b). This language shall not be construed as an automatic renewal on a year to year basis.

(c)	Wherever the designation "Term" appears, it shall include
any renewal term for which the aforesaid option to renewal has been exercised. As used herein, the term "Lease Year,, shall mean that twelve months period beginning on the first (1st) day of August of one year and ending on the thirty-first (31st) day of July of the following year.

2.

Rent

(a)	The aggregate annual rent for said Premises during the first and original lease term. year shall be Forty Thousand One
Hundred Sixty One and 25/100 Dollars ($40,161.25) . Lessee covenants and agrees to pay said rent to Lessor in equal monthly installments 6f Three Thousand Three Hundred Forty Six and
77/100 Dollars ($3,346.77) each payable on or before the first
(1st) day of each month beginning August, 1996 (herein "Basic Rent"). The rental due from the effective date of this Lease
(July 8, 1996) through the beginning of the Lease Term year
(August 1, 1996) shall be prorated and paid as set forth below.
It is further agreed that during the original term and the renewal term, it-shall not be necessary for Lessor to demand payment of rent, but Lessee shall pay Lessor each and every installment of rent as the same shall become due, and payment shall be made at such place or places as Lessor may, from time to time, designate. Each monthly rental installment shall be due on the first (1st) day of each month, and the Lessee shall be in default as herein provided if said monthly rental is not received by the tenth (10th) day of each month, which default shall empower Lessor to utilize all powers and remedies provided in Paragraph 17 without further notice, written or otherwise.
If any rental payment is received after the tenth (10th) day of any month during the Lease Term, then Lessor shall not be obligated to accept said rental payment unless it is accompanied by a late payment penalty of five percent (5%) of the rental payment due.

Rental Adjustments and Renewal Rent

(b)	The annual rent payable monthly commencing with the rentals
due as of the commencement of the lease year of any Renewal
Term, if elected, shall be the Basic Rent plus an additional rental increase; which rental increase shall be equal to the Basic Rent plus the sum of i) three percent (3%) of the Basic
Rent and ii) any additional pro rata increase in Buncombe County
Ad Valorem taxes and insurance. The result of this calculation shall be the rent for the next ensuing Lease term year. The rentals shall be calculated on an annualized basis with rental being paid monthly as provided with the Basic Rent. As soon as the monthly rent for the Lease term year of the Renewal Term is set, then Lessor shall give Lessee notice of the amount of increased monthly rent for the next ensuing Lease term year.

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(c)	Contemporaneously with the execution of this Lease, Lessee
shall pay and deposit with Lessor the sum of Five Thousand Eight Hundred one and 07/100 Dollars ($5,801.07) ; a portion of which sum shall constitute additional security for the payment of rental and the performance of Lessee's other obligations as set forth herein. The deposit shall be applied as follows:

	Partial Months Rental:  	$2,454.30
	First Monthly Rental:   	$3,346.77
	Security Deposit:       	$3,000.00
                          ---------
	Subtotal due:           	$8,801.07

	Less funds held
 in escrow:              <$3.000.00>
                          ---------
	Due at Lease Execution: 	$5,801.07
                          =========

If Lessee shall not be in default of payment of rental and shall have fully complied with all of the other terms and conditions of this Lease, then the deposit of $3,000.00 shall be returned to Lessee. However, if Lessee shall be in default under any term or condition of this Lease, then the Lessor may use said deposit as a whole or partial offset for the damages resulting from such breach.

3.


Utilities:

The Lessee shall be responsible for the furnishing and payment of air conditioning, heat, gas, electricity, light, power, water,

sewer	and any other public utilities and janitorial services of
any kind. It understood that the Lessor shall pay for Lessee's pro rata electricity and water usage; whereupon the Lessee shall reimburse Lessor for the amounts so paid. Lessor shall not be liable for failure of such services.

4.

Insurance and Taxes:

(a)	The Lessee shall keep the Leased Premises insured throughout the term of this Lease, and any renewal or extension hereof, against the claims for personal injury or property damage under a policy of general public liability insurance in an amount of not less than $1,000,000.00 per occurrence covering claims arising out of bodily injury and property damage and naming
Lessor as an additional insured therein.

(b)	Lessor shall provide insurance for fire and extended
coverage on the buildings and improvements located upon the Leased Premises, but Lessee shall have no claim or right to any insurance proceeds derived or occasioned by policies procured by Lessor. Lessor shall not be responsible or liable to apply any

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insurance proceeds collected toward the rebuilding of the
destroyed buildings or improvements of which the Leased Premises is a portion, except as hereinafter provided in Paragraph 9.

Lessee may, at its sole option, procure insurance for fire and extended coverage for its fixtures, furniture, equipment, trade fixtures and other property of Lessee located in or an the Leased Premises.

If, because of any act or omission of Lessee, the premium rate for any insurance affecting the buildings and improvements shall be raised, Lessee shall pay to Lessor on demand any premium increase resulting from such act or omission. In addition, Lessee shall remedy any condition causing a premium increase no later than ten (10) days after demand by Lessor.

Within ten (10) days of the commencement of this Lease by the signing of the parties hereto and at least thirty (30) days prior to the expiration of any policy of insurance the Lessee is obligated to carry under this Lease, the Lessee shall furnish the Lessor a copy of said policy of insurance and such evidence that the premiums for said insurance for the ensuing year of coverage are paid as Lessor shall reasonably require.

(c)	The Lessor shall timely list the Leased Premises for taxes
and pay all tax assessments of whatever kind or nature assessed against the Premises, excluding however any tax assessed against leasehold improvements made by Lessee. The Lessee shall promptly pay all ad valorem taxes, assessments, and other governmental levies against the personal property of Lessee and the improvements occasioned or made by Lessee, whether said governmental levies are ordinary or extraordinary, foreseen or unforeseen, together with any interest or penalties thereon, all of which are herein called "impositions." The Lessee in addition shall promptly list the personal property and the improvements occasioned or made by Lessee located on the Leased Premises with the local governmental unit responsible for impositions.
Nothing contained in this Lease shall require the Lessee to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of the Lessor or any income, profits, or revenue tax, or any other tax, assessment, charge, or levy upon the rent payable by the Lessee under this Lease; provided, however, if at any time during the term of this Lease, under the laws of the State of North Carolina, or any political subdivision thereof, a tax on rents is assessed against the Lessor or the rent, as a substitution in whole or in part for taxes assessed by such capital estate or political subdivision on land or buildings, such pro rata tax shall be deemed to he included in the amount which the Lessee is required to pay under this Paragraph.

(d)	Within thirty (30) days after the date any imposition due
and payable by the Lessee, as provided in this Paragraph, the Lessee shall furnish to the Lessor, for its inspection, official receipts of the appropriate taxing authority or other proof satisfactory to the Lessor evidencing payment. if any imposition shall not have been paid within the required time, then in that event the Lessor may, but shall not be required to, pay any such assessment, and shall thereupon become entitled to repayment from

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the Lessee on demand of any amount so paid, together with
interest thereon at the rate of First Union National Bank of North Carolina, N.A. prime commercial lending rate plus two percent (2%), and the, amount thus due shall constitute additional rent hereunder.

5.

Peaceable Possession by Lessee, Use of Premises by Lessee,
Inspection by Lessor, Environmental Condition of Property and
Indemnification

(a)	Lessor covenants and agrees, but does not warrant, that
Lessee, during the term of this Lease, shall have full control and use of the Leased Premises as a package and parcel distribution center, or for any other lawful use provided such use is approved. On advance by Lessor, but such approval shall not be unreasonably withheld. The Lessee shall not use or allow the Leased Premises or any part thereof to be used or occupied for any unlawful purpose or in violation of any certificate of occupancy or certificate of compliance covering or affecting the use of the Leased Premises, and will not permit any act to be done or any condition to exist on the Leased Premises or any article to be brought thereon which may be dangerous, unless safe-guarded as required by law, or which may in law constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect to the Leased Premises. The Lessee shall not permit the Leased Premises to be used by the public, as such, with restriction or in such manner as might reasonably tend to impair the Lessor's title to the Leased Premises. The Lessee shall not use or permit the use of the Leased Premises for any purpose which, in the reasonable opinion of the Lessor, would adversely affect the then value or character of the Leased Premises. It is understood and agreed that Lessee shall possess the Leased Premises in its "As IS" condition with no implied warranty of habitability or fitness for a particular purpose or other express or implied warranties being given. Lessor expressly undertakes no responsibility, financial or otherwise, for failure of the Leased Premises to comply with the Americans with Disabilities Act and Lessee covenants and agrees to indemnify and save harmless the Lessor against and from any and all claims, damages, costs and expenses, including reasonable attorney's fees, sustained or claimed to have been sustained on account of a violation of said Act.

(b)	To the extent of Lessee's use, occupancy, and maintenance of the Premises, the following shall apply: Lessee warrants and represents to Lessor after appropriate inquiry and investigation that: (a) while Lessee has any interest in the Leased Premises described herein said Leased Premises is and shall at all times hereafter continue to be used by Lessee in full compliance with all federal, state, and local environmental laws and regulations, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") , Public Law No. 96-510,94 Stat. 2767, 42 CSC 9601 et
seq., and the Superfund Amendments and Reauthorization Act of 1986 ("SARA") , Public Law No. 99-499, 100 Stat. 1613, and (b)
Lessee has fully disclosed to Lessor in writing the existence, extent and nature of any such hazardous materials, substances, wastes or other environmentally regulated substances (including without limitation, any materials containing asbestos) which Lessee is legally authorized and empowered to maintain on, in or under the Leased Premises or use in connection therewith, and Lessee has obtained and will maintain all licenses, permits, and approvals required with respect thereto, and is in full compliance with all of the terms, conditions, and requirements of such licenses, permits, and approvals. Lessee further warrants and represents that it will promptly notify Lessor of any change in the nature or extent of any hazardous materials, substances or wastes maintained on, in or under the Leased Premises or used in connection therewith, and will transmit to Lessor copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Leased Premises.

Lessee shall indemnify and hold Lessor harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgments and expenses (including attorneys'. consultants', or experts' fees and expenses) of every kind and nature suffered by (or asserted against Lessor as a direct or indirect result of any warranty or representation made by Lessee in the preceding paragraph being false or untrue in any material respect or any requirement under any law, regulation or ordinance, local, state or federal, which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances.

Lessee's obligations hereunder to Lessor shall not be limited to any extent by the term of the Lease, and, as to any act or occurrence prior to termination of said Lease which gives rise to liability hereunder, but shall continue, survive and remain in full force and effect notwithstanding termination of said Lease.

(c)	The Lessee agrees to permit the Lessor, or its authorized
representative, to enter the Leased Premises during normal hours accompanied by a representative of the Lessee for the purpose of inspecting the Leased Premises and for the purpose of receiving assurances as to proper use by the Lessee.

6.

Responsibilities of Parties:

(a)	Except where caused by the Lessor's affirmative acts of
negligence, the Lessor shall not be liable for any personal injury to the Lessee, its invitees, agents and employees, or to any other occupant or guest on any part of the Leased Premises or for any damage of any property of the Lessee, its invitees, agents or employees, or of any other occupant or guest on any part of the Leased Premises.

(b)	The Lessee covenants and agrees during the term of this
Lease to indemnify and save harmless the Lessor against and from any and all claims, damages, costs and expenses, including reasonable attorney fees sustained or claimed to have been sustained by any person or persons or property in, upon or about the Leased Premises. The above language notwithstanding, the Lessor shall remain liable for actionable acts of negligence on its part, on the part of its agents or employees.

7.

Improvements, Additions, Up-Keep, Operations of Premises and
Signs:

(a)	The Leased Premises is presented to Lessee with the
leasehold improvements as existing on the date of this Lease; with the exception of painting of the A-1 and A-2 Bays and general cleaning of the premises. Except for said painting and general cleaning, the Lessee hereby accepts the Leased Premises in its "as is" condition. The Lessor shall not be responsible or liable for any additional improvements as may be required by the needs of Lessee. Lessee shall be responsible at Lessee's sole cost and expense for all initial additions, alterations, improvements, partitions, or other installations to the Leased Premises required to present the Leased Premises to Lessee, and such work shall be made in a workmanlike manner; provided, however, Lessee shall make no addition, alteration, improvement, partition or other installation without first obtaining the prior written approval of Lessor, which said approval shall not be unreasonably withheld.

(b)	Lessee shall be responsible for normal maintenance and
upkeep of the interior of the Leased Premises and Lessee shall surrender the Leased Premises upon termination of this Lease in the same condition as prepared by Lessor for occupancy, reasonable wear and tear excepted.

(c)	Together with Lessees responsibility for normal interior
maintenance and upkeep as provided above, Lessee agrees to be responsible for all routine maintenance of all ventilating and Air conditioning systems, doors, exterior plate glass, and all other items which are related to the interior of the Leased Premises and which are necessary to keep the Leased Premises in good repair. Subject to the foregoing, Lessor agrees to maintain the exterior of the improvements of which the Leased Premises is a portion as well as all structural parts and the roof which are an integral part of the improvements located of which the Leased Premises is a portion. Lessee shall promptly notify Lessor of defects or repairs needed to said structural parts and/or roof. Lessee's failure to promptly notify Lessor of defects or repairs needed to structural parts and/or roof shall relieve Lessor of his responsibility to promptly effect a cure for said defects or repairs and shall preclude Lessee from claiming Lessor's default or breach under this Lease for failure to promptly cure defects or effect repairs.

(d)	Lessee covenants and agrees during the term of this Lease
to continually operate the Leased Premises as a distribution /warehouse - package and parcel distribution center and any other lawful use provided such use is approved in advance by Lessor, so that the Leased Premises shall be opened during normal business hours. Said normal business hours shall be shall be
determined at the	Lessee's discretion.  It is the express
intention and purpose of this covenant to require the Lessee to continuously operate the Leased Premises during normal business hours so that the Leased Premises will enjoy a public reputation as an active commercial site.

(e)	Any signage to be located upon the Leased Premises must
comply with all requirements of any sign ordinance and must be aesthetically pleasing in appearance. Lessor shall have the right to approve said signage which approval shall not be unreasonably withheld.

8.

Removal of Fixtures:

Lessee shall have the right at any time to remove from the Leased Premises all furniture, equipment, trade fixtures and other personal property owned and placed in or on said premises by Lessee, provided the same are removed without damage to the Leased Premises and are removed at or before the termination of the term of this Lease, All additions and improvements made on the Leased Premises by Lessee which have become affixed to the Leased Premises, shall become and remain the property of Lessor without liability on the part of Lessor to pay for the same, and the Lessee shall not be entitled to remove from the Leased Premises such fixed improvements and additions as made by Lessee or Lessor.

9.


Damage or Destruction:

(a)	Inasmuch as the Leased Premises as hereinbefore described
includes insured leasehold improvements, then in such event that the improvements located thereon are destroyed by fire, unavoidable accident or other casualty, without the fault of Lessee, during the term of this Lease, then the Lessor shall be obligated to repair any such damage with reasonable diligence, upon receipt of written notice from Lessee describing the nature of the damage and the repairs required, provided that if the improvements of which the Leased Premises are a portion shall be destroyed more than seventy-five-percent (75%) of the replacement cost thereof as determined at Lessor's sole discretion by fire or other casualty, then this Lease shall terminate and any advanced rental shall be rebated to Lessee, subject to rental proration based on the time of the Lessee's occupancy of the Leased Premises to the time of the damage. Rentals shall abate during any repair term in the ratio that such improvements are untenable owing to such fire, unavoidable accident or other casualty damage.

(b)	The provisions as to rebuilding notwithstanding, Lessor
shall be obligated only to repair any damage or rebuild to the extent of the improvements which existed at the commencement of this Lease and NOT as improved by Lessee. In other words, Lessor shall not be liable to repair or rebuild work which was occasioned or done by Lessee to the improvements on the Leased Premises.

10.

Eminent Domain:

(a)	If the whole of the Leased Premises hereby demised shall be
taken by any public or quasi-public authority under any governmental law, ordinance or regulation or the power of eminent domain, or by private purchase in lieu thereof, then the term of the Lease shall cease as of the day possession is taken or acquired by such public authority and all rentals shall be paid up to that date. If only a part of the Leased Premises shall be taken or acquired as hereinabove provided, this Lease shall be terminated only as to that portion taken by right of eminent domain or private purchase in lieu thereof, and, this Lease shall continue in full force and effect as to the remainder of said Leased Premises and the rent shall be reduced in the proportion of area taken bears to the total area demised.
 If the remainder of the Leased Premises cannot be made tenable for the purposes for which Lessee has been using the Premises, Lessee shall have the option, to be exercised within sixty (60) days after the filing of such eminent domain action, of canceling this Lease effective as of the date the authority shall take or acquire possession; provided, however, that if more than seventy-five percent (75%) of the area of the Leased Premises shall be taken or acquired as hereinabove provided, either party, by written notice to the other delivered on or before the date of surrendering possession to the public authority, may terminate this lease, effective as of such surrender of possession. All compensation and damages of any type whatsoever awarded for any taking, whole or partial, shall belong to and be the property of the Lessor except as hereinafter provided.

(b)	Lessee shall have the right to claim and recover from the
condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee and Lessee's own right on account of any and all damage to Lessee's leasehold interest by reason of any condemnation and for or on account of any cost or loss which Lessee might be put in removing Lessee's furniture, equipment and other personal property, or in reimbursing for expenses incurred by Lessee through improvements to the Leased Premises.

Assignment or Subletting:

The Lessee shall not have the right to assign this Lease, together with all of the rights of the Lessee hereunder, or to sublease the Leased Premises without the Lessor's prior written consent.

12.

Liquidated Damages:

If Lessee shall, at the expiration or termination of this

Lease, fall to yield possession to Lessor, upon demand, Lessee will pay as liquidated damages for each day possession is withheld after demand, an amount equal to double the amount of the daily rent computed on a three hundred sixty-five (365) day year basis.

13.

Reimbursement of Expenses:

(a)	In case suit shall be brought for recovery of possession of
the said Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of either party to this Lease, to be kept or performed and a breach shall be established, the prevailing party shall receive all expenses incurred therefore, including a reasonable attorney's fee.

(b)	If Lessee shall be in default in the performance of any of
its obligations hereunder, beyond the period allowed for curing said default, Lessor may (but shall not be obligated), in addition to any other rights it may have at law or equity, or under the terms of this Lease, cure such default on behalf of Lessee, and Lessee shall reimburse Lessor upon demand for any sums paid or costs incurred by Lessor in curing said default, including interest, at the rate of First Union National Bank of North Carolina's prime commercial lending rate plus two per cent (2%) per annum from the representative dates of Lessor's making of the payments and incurring costs, on all sums advanced-by Lessor as aforesaid, and the amount thus due shall constitute additional rent hereunder.

14.

Waivers and Integration Clause:

(a)	The waiver of either party of any breach, of any term,
covenant, or condition herein contained, shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same, or 'any other term, covenant, or condition therein contained. The subsequent acceptance by Lessor of payment by Lessee for rent hereunder shall not be deemed to be a waiver of any preceding breach by the other party or any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted regardless of Lessor's knowledge of such preceding breach at the time of the acceptance of such rent.

(b)	No payment by the Lessee or receipt by Lessor of a lesser
amount than the monthly rent herein stimulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Lessor may accept such check or payment without Prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy as provided in this Lease.

(c)	This Lease contains the entire agreement between the
parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge, or effect An abandonment of it, in whole or in part, unless such executory agreement is in writing and signed by the parties against whom enforcement of the change, modification, discharge or abandonment is sought.

15.

Hold-Over:

Any holding over after the expiration of the term of this Lease, with the consent of the Lessor, shall be construed to be a tenancy from month to month at a monthly rental based on a proration of the annual rent herein specified and shall otherwise be on the terms and conditions herein specified, so far as applicable.

16.

Default or Breach:

Each and every one and all of the following events shall constitute a default or breach of this Lease by Lessee (herein
Event of Default):

(a)	If Lessee, or any successor or assignee of Lessee while in
possession, shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors;

(b)	If involuntary proceedings under any bankruptcy law or
insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed for all or substantially all of the property of Lessee, and such proceedings are not dismissed or the receivership or trusteeship vacated within ten
(10) days after the institution or appointment;

(c)	If Lessee fails to pay Lessor any rent or other charges when the rent or charges shall become due in strict accordance with the provisions of this Lease, and shall not make the payment of other charges within ten (10) days after notice thereof by Lessor to Lessee, and shall not make payment of rent according to the terms and conditions set forth in Paragraph 2. If Lessor notifies Lessee of Lessee's failure to pay rent more than two
(2) times during the lease term (or renewal term, if elected) then no further cure period shall be applicable and an Event of Default without cure shall have occurred;

(d)	If Lessee shall fail to perform or comply with any of the
conditions of this Lease and if the nonperformance shall continue for a term of ten (10) days after notice thereof by Lessor to Lessee, or, if the performance cannot be reasonably had within the ten-day period, Lessee shall not in good faith have commenced performance within the ten-day period and shall not diligently

Proceed to completion of performance;

(e)	If Lessee shall vacate or abandon the Leased Premises;

(f)	if this Lease or the estate of Lessee hereunder shall be
transferred to or shall pass to or devolve on any other person or party, except in the manner herein permitted;

(g)	If Lessee fails to take possession of the Leased Premises on the term commencement date, or within ten (10) days after notice that the Leased Premises are available for occupancy if the term commencement date shall be deferred as herein provided.

17.

Effect of Default or Breach:

Upon the occurrence of any Event of default hereunder, as set forth in Paragraph 16, then the Lessor shall have the right, at its bole option, to utilize any one or more of the following rights:

(a)	Lessor shall have the right to cancel and terminate this
Lease, as well as all of the right, title and interest of Lessee hereunder, by giving to Lessee not less than ten (10) days, notice of the cancellation and termination. On expiration of the time fixed in the notice, this Lease and the right, title and interest of Lessee hereunder, shall terminate in the same manner and with the same force and effect, except as to Lessee's liability, as if the date fixed in the notice of cancellation and terminate on were the end of the term herein originally determined.

(b) Lessor may elect, but shall not be obligated, to make any payment required of Lessee herein or comply with any agreement, term or condition required hereby to be performed by Lessee, and Lessor shall have the right to enter the Leased Premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied. However, no expenditure for such correction by Lessor shall be deemed to waive or release Lessee's breach of this Lease or the right of Lessor to take any action as may be otherwise permissible hereunder in the case of any default.

(c)	Lessor may re-enter the Leased Premises immediately, without being guilty of trespass and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selected by Lessor, at the expense of Lessee. After reentry, Lessor shall have the right to terminate the Lease by giving ten (10) days written notice of termination to Lessee. Without such notice, reentry by Lessor shall not terminate the Lease. On termination, Lessor may recover from Lessee all damages proximately resulting from Lessee's breach, including the cost of recovering the Leased Premises, the sums expended under subparagraph (b) above, and the value of the balance of this Lease .over the reasonable rental value of the Leased
Premises for the remainder of the then current Lease term, all of which sums shall be immediately due and payable to Lessor from Lessee.

(d) After re-entry, Lessor may relet the Leased Premises or,
any part	thereof for any term without terminating the Lease, at
a rent and on the terms that Lessor may choose, but Lessee shall have no responsibility to reimburse Lessor for amounts above and beyond that which would be reasonably commensurate.

18.

Arbitration:

Any controversy which shall arise between the Lessor and the Lessee regarding the rights, duties, or liabilities hereunder of either party shall be settled by binding arbitration. Such arbitration shall be before one disinterested arbitrator if one can be agreed upon, otherwise before three disinterested arbitrators, one named by the Lessor, one named by the Lessee, and one by the two thus chosen. The arbitrator or arbitrators shall determine the controversy in accordance with the laws of the State of North Carolina as applied to the facts found by him or them.

19.

Removal of Liens by Lessee-Lessor
Right on Default to Contest:

(a)	The Lessor shall not be liable for any labor or materials
furnished or to be furnished to the Lessee upon credit, and no mechanics, or other lien for any such labor or material shall attach to or effect the reversion or other estate or interest of the Lessor in and to the Leased Premises. Whenever any mechanics' or materialmen's lien shall have been filed against the Leased Premises, based upon any act or interest of the Lessee or of anyone claiming through the Lessee, the Lessee shall immediately take such action by bonding, deposit or payment as will remove the lien.

(b)	If the Lessee has not removed the lien within thirty (30)
days after notice to the Lessee, the Lessor may pay the amount of such lien or security agreement, or discharge the same by deposit, and the amount so paid or deposited, with interest thereon, shall be deemed additional rent reserved under this Lease, and shall be payable forthwith with interest at the rate of First Union National Bank of North Carolina's prime commercial lending rate plus two percent (2%) from the date of such advance, and with the same remedies to the Lessor as in the case of default in the payment of rent as herein provided.

(c)	The above language notwithstanding, the Lessee shall have
the right to contest the validity of any lien or claim if the Lessee shall first have posted a bond to insure that upon final determination of the validity of such lien or claim, the Lessee shall immediately pay any judgment rendered against it, with all proper costs and charges, and shall have such lien released without cost to the Lessor.

20.

Subordination, Estoppel:

As allowable by law, this Lease is and shall be subordinate to any encumbrance now of record and any encumbrance recorded after the date of this Lease affecting the Leased Premises. However, any purchaser or transferee under said encumbrance shall continue to recognize the rights of the Lessee so long as said Lessee continues to honor, abide by and perform all terms, conditions and covenants of this Lease.

Lessee shall attorn to any purchaser from Lessor either voluntarily or at any foreclosure sale, or to any grantee or transferee designated in any Deed given in lieu of foreclosure.

Lessee shall execute the written agreement and any other documents required by any lender or transferee from the Lessor to a accomplish the purposes of this Paragraph.

Whenever notices under this Lease are required of, either party and, either party is notified that a lender exists, then lender shall be sent duplicate originals until such time as the indebtedness secured by the Leased Premises is paid in full. The procedure for serving notices required herein shall comply with the provision for Notices herein.

21.

Notices and Time:

Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given in writing by registered or certified mail, postage prepaid, or by a nationally recognized express/ove@night carrier, to the respective addresses as hereinafter set forth. All notices or demands provided under the terms of this Lease shall be effective when actually received by either party or when attempted to be delivered as authorized above. The addresses of either party may be changed, from time to time, by either party serving notice as above provided:

1.	Lessor at:	1916 Hendersonville Road
  	Asheville, North Carolina 28803

2.	Lessee at:	ATTN: E. Hoke Smith, Jr., Pres. & CEO
 		8923 Western Way, Suite 150
 		Jacksonville, Florida 33256

It is understood and agreed by both parties to this Lease that time is of the essence in all matters appertaining to notices due and given, rental payments and terms.

22.

Covenants to Run With the Land:

All covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall extend to, bind and inure to the benefit of, as the case may require, the heirs, executors, administrators, successors and assigns of Lessor and Lessee, respectively, or their successors in interest, as fully as if such words were written wherever reference to Lessor and Lessee occurs in this Lease Agreement.

23.

Force Majeure Clause:

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental, laws or regulations, riots, insurrection, war, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such acts shall be excused for the period of the delay and the period equivalent to the period of such delay. It is understood, however, that this provision shall not operate to excuse Lessee from the prompt payment of rental or any other payments required by the terms of this Lease.

24.

Waiver of Subrogation:

The parties release each other, and their respective authorized representatives, to the extent of the releasing parties insurance coverage, from any and all liability for any loss or damage to any person or to the Leased Premises and to the fixtures, personal property, Lessee's improvements, and alterations of either-Lessor or Lessee in or on the Leased Premises that are caused by or result. from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

25.

Recording:

This Lease shall not be recorded but a memorandum hereof may he prepared and recorded in the County where the Leased Premises are located, at the expense of Lessee. The aforesaid memorandum shall contain such information as is necessary to provide adequate record notice of the existence of the Lease, including the parties, the term, the property involved and whether options to renew or purchase exist.

26.

RIGHT OF FIRST REFUSAL:

As partial consideration for this Lease, the Lessor does hereby grant to the Lessee during the term of this Lease a Right of First Refusal to lease Suite or Bay A-3 (herein "Refusal Parcel") when such Refusal Parcel shall become available. This Right of First Refusal to lease is subject to the following terms and conditions:

(a)	In the event the Lessor should receive a proposal to lease
the Refusal Parcel, then the Lessor shall furnish the Lessee with a copy of said proposal. Upon the Lessee's receiving a copy of said proposal, then the Lessee shall be given three (3) business days after receiving the copy of said proposal in which to meet the terms of said proposal and to exercise its right to lease the Refusal Parcel.

(b) In the event the Lessee elects to exercise its Right of First Refusal to lease the Refusal Parcel and meet the terms and conditions of the proposal to lease, then Lessee shall be allowed three (3) business days in which to execute the Lease
Agreement for the Refusal Parcel.

(c)	The Lessee acknowledges that the Refusal Parcel is currently under lease for an original term through May 31, 1997. The current lessee of the Refusal Parcel has the option to renew that lease for an additional one (1) year term.

(d)	Should the Lessee exercise its right to lease the Refusal
Parcel, then the terms and conditions of the Lease Agreement for the Refusal Parcel shall be the same as set forth herein except as follows: i) the term of the lease for the Refusal Parcel shall expire on the same date as set for Lessee's then remaining current term under this Lease Agreement; ii) the rental for the Refusal Parcel shall be equal to the then same rental rate as is applicable to the Lessee's Leased Premises under this Lease Agreement.

(e)	As a pre-condition to the exercise of the Right of First
Refusal to lease as set forth herein, the Lessee must not be in breach or default under any term or condition of this Lease.

27.

General:

The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Lessee and to either corporation, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.
The laws of the State of North Carolina shall govern the validity, performance, and enforcement of this Lease.

The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this becomes effective as a Lease only upon the execution and delivery thereof by Lessor and Lessee. The captions of the several paragraphs contained herein are for convenience only and do not define, limit, describe, or construe the contents of such paragraphs.

IN WITNESS WHEREOF, the Lessor and Lessee have hereunto set their hands and seals this the 24th day of July, 1996.

LESSOR:
(SEAL)(Signed)
J. C. Swicegood, JR.

LESSEE:
GENERAL PARCEL SERVICE, INC.
(SEAL)(Signed)
E. Hoke Smith, Jr.
President

ATTEST:
(Signed)
Wayne N. Nellums
Secretary

Page 17
July 16, 1996

       EASEMENT AGREEMENT

The purpose of this document is to clarify the easement agreement between R. Dennis Weaver and J.C. Swicegood. Swicegood and Weaver own adjoining properties on Airport and Rockwood
Roads. Clarification Is needed to facilitate rental agreements between Swicegood and his tenants.

The Swicegood property has problems of Ingress and egress compounded by the widening of Airport road currently in progress. As a goodwill gesture, Weaver wishes to alleviate the problem by allowing Swicegood and his assigns the use of the driveway on the Weaver property. The use of the drive is to be limited to the traffic that is being inhibited by the construction work on Airport Road. The open access to the drive will cease upon completion of the current construction work adjacent to the Swicegood property.

However, Weaver will permit use of the drive during inclement weather and for tractor/traileir rigs who have difficulty in negotiating the Swicegood drive. If such occasional use becomes @ a frequent enough, in Weaver's opinion, to constitute excessive wear and tear on t e drive, both Swicegood and Weaver will negotiate terms of maintenance or resurfacing.

This agreement between Swicegood and Weaver will terminate if either party should transfer ownership of their respective properties on Airport and Rockwood Roads.

(Seal)(Signed)            (Seal)(Signed)
R.E. Weaver               J.G. Swicegood

7/17/96